      As filed with the Securities and Exchange Commission on July 1, 2005
                                                    Registration No. 333-_______





                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             RESOURCE AMERICA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                       Delaware                               72-0654145
                       --------                               ----------
              (State or other jurisdiction                 (I.R.S. Employer
            of incorporation or organization)             Identification No.)

         1845 Walnut Street, Philadelphia, PA                    19103
         ------------------------------------                    -----
        (Address of Principal Executive Offices)              (Zip Code)


             RESOURCE AMERICA, INC. OMNIBUS EQUITY COMPENSATION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                           Michael S. Yecies, Esquire
                             Resource America, Inc.
                               1845 Walnut Street
                             Philadelphia, PA 19103
                      -------------------------------------
                     (Name and address of agent for service)


                                 (215) 546-5005
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                           J. Baur Whittlesey, Esquire
                                    Ledgewood
                        1521 Locust Street - Eighth Floor
                             Philadelphia, PA 19102
                                 (215) 731-9450

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED         PROPOSED
                                                                  MAXIMUM          MAXIMUM
                                                                  OFFERING        AGGREGATE         AMOUNT OF
          TITLE OF SECURITIES TO BE          AMOUNT TO BE        PRICE PER         OFFERING        REGISTRATION
                  REGISTERED                 REGISTERED(1)        SHARE(2)         PRICE(2)            FEE
      ---------------------------------      -------------       ----------     --------------     ------------
      Common Stock, par value $0.01 per
      share                                     1,200,000          $36.69       $44,028,000.00       $5,182.10

-------------------
(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also shall be deemed to cover an indeterminate number of additional shares of common stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend or the like.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq National Market on June 28, 2005.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Explanatory Note to Part I of Form S-8.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Explanatory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the registrant filed with the SEC are incorporated by reference in this registration statement:

         o Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

         o Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004.

         o Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005.

         o  Current Report on Form 8-K filed on December 17, 2004.

         o  Current Report on Form 8-K filed on December 30, 2004.

         o  Current Report on Form 8-K filed on March 9, 2005.

         o  Current Report on Form 8-K filed on March 17, 2005.

         o  Current Report on Form 8-K/A filed on March 18, 2005.

         o  Current Report on Form 8-K filed on May 13, 2005.

         o The description of registrant's common stock contained in the Registration Statement on Form 8-A/A filed on February 29, 1996.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Certificate of Incorporation of the registrant provides that the registrant shall have power to indemnify its directors to the full extent permitted by the law of the State of Delaware.

         In addition, the registrant's Bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The registrant's Bylaws also provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         In addition, to the extent that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the registrant.

         The indemnification and advancement of expenses provided by the Bylaws continue for a person who has ceased to be a director, officer, employee or agent.

         The registrant maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding fraudulent or dishonest conduct, criminal acts or self-dealing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits furnished as part of this registration statement on Form S-8 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a) of Regulation S-K

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b) of Regulation S-K

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on July 1, 2005.

                                               RESOURCE AMERICA, INC.


                                               By:   /s/ Jonathan Z. Cohen
                                                   ----------------------------
                                                     Jonathan Z. Cohen
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Z. Cohen, Steven J. Kessler and Michael S. Yecies, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           /s/ Jonathan Z. Cohen                                              Date: July 1, 2005
           ---------------------------------------------------------
           JONATHAN Z. COHEN, President, Chief Executive Officer and
           Director (principal executive officer)

           /s/ Arthur J. Miller                                               Date: July 1, 2005
           ---------------------------------------------------------
           ARTHUR J. MILLER, Vice President and Chief Accounting
           Officer (principal accounting officer)

           /s/ Steven J. Kessler                                              Date: July 1, 2005
           ---------------------------------------------------------
           STEVEN J. KESSLER, Senior Vice President and Chief Financial
           Officer (principal financial officer)

           /s/ Edward E. Cohen                                                Date: July 1, 2005
           ---------------------------------------------------------
           EDWARD E. COHEN, Chairman of the Board of Directors

           /s/ Carlos C. Campbell                                             Date: July 1, 2005
           ---------------------------------------------------------
           CARLOS C. CAMPBELL, Director

           /s/ Kenneth A. Kind                                                Date: July 1, 2005
           ---------------------------------------------------------
           KENNETH A. KIND, Director

           /s/ Andrew M. Lubin                                                Date: July 1, 2005
           ---------------------------------------------------------
           ANDREW M. LUBIN, Director

           /s/ John S. White                                                  Date: July 1, 2005
           ---------------------------------------------------------
           JOHN S. WHITE, Director

           /s/ Michael J. Bradley                                             Date: July 1, 2005
           ---------------------------------------------------------
           MICHAEL J. BRADLEY, Director


                                  EXHIBIT INDEX

The following exhibits are filed herewith:


 EXHIBIT                     DOCUMENT
 -------                     --------

  4.1(1)   Restated Certificate of Incorporation of Registrant

  4.2(1)   Amended and Restated Bylaws of Registrant

  4.3      Resource America, Inc. 2005 Omnibus Equity Compensation Plan

  5.1 Opinion of Ledgewood as to the legality of the securities to be offered

 23.1      Consent of Grant Thornton LLP

 23.2      Consent of Ledgewood (included as part of Exhibit 5.1)

 24.1      Power of Attorney (included as part of signature page)


(1) Filed previously as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and by this reference incorporated herein.